TRUST AGREEMENT

                    (as amended and restated effective December 31, 1998)


        THIS TRUST AGREEMENT is made and entered into this 31st day of December, 1998, by and between BANKAMERICA CORPORATION ("Company"), and NationsBank, N.A. ("Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -
        WHEREAS, NB Holdings Corporation, as successor to Barnett Banks, Inc. sponsors the Management Excess Savings Plan of Barnett Banks, Inc. and Its Affiliates (a nonqualified deferred compensation plan) (the "MESP Plan"); and

        WHEREAS, Trustee currently serves as Trustee of the grantor trust (the "Trust") established and maintained for the MESP Plan pursuant to the Management Excess Savings Plan of Barnett Banks, Inc. and Its Affiliates Trust Agreement dated November 10, 1993 (the "Trust Agreement"); and

        WHEREAS, the MESP Plan is being merged with and into the NationsBank 401(k) Restoration Plan (the "NationsBank Plan") effective as of December 31, 1998, and as a result thereof Company is succeeding to NB Holdings Corporation as the obligor to the liabilities of the MESP Plan; and

        WHEREAS, in the opinion of Company, the Trust Agreement should be amended and restated in its entirety to provide for the administration of the Trust following the merger of the MESP Plan with and into the NationsBank Plan; and

        WHEREAS, in Section 11.1 of the Trust Agreement, Company (as successor to NB Holdings Corporation as to the liabilities of the MESP Plan) has reserved the right to amend the Trust Agreement at any time for any reason, so long as such amendment does not make the Trust revocable;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Company and Trustee do mutually covenant and agree that the Trust Agreement is hereby amended and restated in its entirety effective as of December 31, 1998 as follows:

                                    SECTION 1

                             Establishment of Trust
                             ----------------------
        (a) All of the assets held in the Trust immediately prior to this amendment and restatement shall be held, invested and disposed of pursuant to the terms and provisions of this amendment and restatement, as the same may be amended from time to time. Company and Trustee acknowledge that at the effective time of this amendment and restatement, the total assets of the Trust equal the total deferred compensation liabilities under the MESP Plan immediately prior to its merger into the NationsBank Plan.

        (b) The Trust shall be irrevocable.

        (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and this Trust Agreement shall be construed accordingly.

        (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of (i) NationsBank Plan participants who had MESP Plan account balances transferred to the NationsBank Plan on December 31, 1998 ("MESP Participants") and (ii) general creditors, all as herein set forth. MESP Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the NationsBank Plan and this Trust Agreement shall be mere unsecured contractual rights of the MESP Participants and their beneficiaries against Company. Any assets held in the Trust shall be subject to the claims of Company's general creditors under federal and state law in the event Company becomes Insolvent, as defined in Section 3(a) herein.

        (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any MESP Participant or their beneficiary shall have any right to compel such additional deposits.

                                    SECTION 2

              Payments to MESP Participants and Their Beneficiaries
              -----------------------------------------------------
        (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates known, as well as reasonably estimated, amounts payable in respect of each MESP Participant, that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided by or available under the NationsBank
Plan), and the time of commencement for payment of such amounts, and Company shall update and amend the Payment Schedule promptly after any change in the information set forth therein. Except as otherwise provided herein, Trustee shall make payments to MESP Participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the NationsBank Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

        (b) The entitlement of a MESP Participant or their beneficiary to benefits under the NationsBank Plan shall be determined by Company or such party as it shall designate under the

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

NationsBank Plan, and any claim for such benefits shall be considered and reviewed under the procedures set forth in the NationsBank Plan.

        (c) Company may make payment of benefits directly to MESP Participants or their beneficiaries as they become due under the terms of the NationsBank Plan. Company shall be entitled to be reimbursed from the Trust for any such payment by providing Trustee with reasonable evidence of such payment having been made. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the NationsBank Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company when principal and earnings are not sufficient.

                                    SECTION 3

               Trustee Responsibility Regarding Payments to Trust
               --------------------------------------------------
                      Beneficiary When Company is Insolvent
                      -------------------------------------

        (a) Trustee shall cease payment of benefits to MESP Participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

               (1) The Principal Corporate Personnel Officer of Company shall have the duty to inform Trustee in writing if Company becomes Insolvent. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to MESP Participants and their beneficiaries.

               (2) Unless Trustee has actual knowledge of Company becoming Insolvent, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

               (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to MESP Participants and their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of MESP Participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the NationsBank Plan or otherwise.

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

               (4) Trustee shall resume the payment of benefits to MESP Participants and their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

        (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to MESP Participants or their beneficiaries under the terms of the NationsBank Plan for the period of such discontinuance, less the aggregate amount of any payments made to MESP Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                    SECTION 4

                               Payments to Company
                               -------------------
        Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to MESP Participants and their beneficiaries pursuant to the terms of the NationsBank Plan.

                                    SECTION 5

                     Investment Authority and Voting Rights
                     --------------------------------------
        (a) Trustee shall have the discretion to invest the assets of the Trust in such manner and in such investments as the Trustee shall determine, from time to time, to be appropriate and consistent with the purposes of the Trust, including without limitation shares of Company common stock ("Shares") or rights to acquire Shares or other equity or debt obligations issued by Company.

        (b) All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the any MESP Participant; provided, however, that voting rights with respect to all Shares held as Trust assets, and any decision to accept or reject a tender offer made for such Shares, will be exercised by Trustee in accordance with instructions received from the NationsBank Plan administrator.

                                    SECTION 6

                              Disposition of Income
                              ---------------------
        During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested and used for the purposes set forth herein.

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

                                    SECTION 7

                              Accounting by Trustee
                              ----------------------

        Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within thirty (30) days following the close of each calendar year and within thirty (30) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                                    SECTION 8

                            Responsibility of Trustee
                            -------------------------

        (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the NationsBank Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

        (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

        (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

        (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a

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

beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

                                    SECTION 9

                      Compensation and Expenses of Trustee
                      -------------------------------------

        Company shall pay all reasonable administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                                   SECTION 10

                       Resignation and Removal of Trustee
                       ----------------------------------

        (a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

        (b) Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee.

        (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

        (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of the resignation or removal under Section 10(a) or (b) hereof. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   SECTION 11

                            Appointment of Successor
                            ------------------------

        (a) If Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, Company may appoint any third party, such as a bank trust department, that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

        (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

        (c) Any successor Trustee hereunder shall succeed to all of the rights, powers, authority, duties and responsibilities of the original Trustee. Following the appointment and acceptance of a successor Trustee hereunder, the former Trustee shall not be liable for any acts or omissions of such successor.

                                   SECTION 12

                            Amendment or Termination
                            ------------------------

        (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the NationsBank Plan or shall make the Trust revocable.

        (b) The Trust shall not terminate until the date on which the MESP Participants and their beneficiaries who may receive payments from the Trust are no longer entitled to benefits pursuant to the terms of the NationsBank Plan. Upon termination of the Trust any assets remaining in the Trust at such time shall be returned to Company.

                                   SECTION 13

                                  Miscellaneous
                                  --------------

        (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b) Benefits payable to MESP Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

                                   SECTION 14

                                 Effective Date
                                 ---------------
        The effective date of this Trust Agreement shall be the date of the execution hereof as set forth on page 1 of this Trust Agreement.

        IN WITNESS WHEREOF, Company and Trustee have caused this instrument to be executed all as of the day and year first above written.

                                            BANKAMERICA CORPORATION


                                            By:   /s/ Ann P. West
                                               --------------------------------
                                                Name:    Ann P. West
                                                Title:    Senior Vice President

                                          "Company"



                                            NationsBank, N.A.

                                            By:    /s/ Tom Hortenstine
                                               --------------------------------
                                                Name:    Tom Hortenstine
                                                Title:    Senior Vice President

                                          "Trustee"



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